Exhibit 99.1

ModivCare Inc. Appoints L. Heath Sampson as Chief Financial Officer

Denver, CO – February 26, 2021 – ModivCare Inc. (“ModivCare” or the “Company”) (Nasdaq: MODV), a technology-enabled healthcare services company that provides a suite of integrated supportive care solutions focused on improving patient outcomes, today announced the appointment of L. Heath Sampson as the Company’s Chief Financial Officer, effective February 26, 2021. Kevin Dotts, ModivCare’s departing Chief Financial Officer, will remain with the Company in a supporting role through March 15, 2021 to ensure a smooth CFO transition.

Mr. Sampson has nearly three decades of executive and financial leadership experience across a range of private and publicly traded companies. Most recently he served as Chief Executive Officer of Advanced Emissions Solutions, Inc., where he orchestrated a successful company turnaround and transformation. Prior to that, he held Chief Financial Officer roles at private equity-owned Square Two Financial and within key business units at First Data Corporation. He began his career in auditing and business consulting at Arthur Anderson. Mr. Sampson graduated from the University of Denver with a Bachelor of Business Administration degree in Accounting and a Master of Accountancy degree.

“Heath brings us a stellar track record of optimizing finance operations, building high performing teams, driving transformational M&A, and delivering profitable growth. His collaborative, results-oriented management approach dovetails well with our culture,” commented Daniel Greenleaf, President and CEO of ModivCare. “I would like to thank Kevin Dotts for his contributions during the early stages of our Company’s transformation. With our corporate headquarters moving to Denver, Kevin made the personal decision not to relocate. We appreciate Kevin’s willingness to assist during the CFO transition and know that he will be successful in his next endeavors.”

Mr. Sampson added, “I am thrilled to be joining an industry leader at the forefront of addressing the social determinants of health. I look forward to helping the team drive profitable growth in the years to come as we aim to dismantle inequities in care, elevate the patient experience and improve health outcomes.”

About ModivCare Inc.

ModivCare Inc. (“ModivCare”) (Nasdaq: MODV) is a technology-enabled healthcare services company, which provides a suite of integrated supportive care solutions for public and private payors and their patients. Our value-based solutions address the social determinants of health (SDoH), enable greater access to care, reduce costs, and improve outcomes. We are a leading provider of non-emergency medical transportation (NEMT), personal and home care, and nutritional meal delivery. ModivCare also holds a minority equity interest in CCHN Group Holdings, Inc. and its subsidiaries (“Matrix Medical Network”), which partners with leading health plans and providers nationally, delivering a broad array of assessment and care management services to individuals that improve health outcomes and health plan financial performance. To learn more about ModivCare, please visit: www.modivcare.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are predictive in nature and are identified by the use of the terms “will,” “look forward to” and “aim,” and similar words indicating possible future expectations, events or actions. Such forward-looking statements are based on current expectations, assumptions, estimates and projections about our business and our industry, and are not guarantees of our future performance. These statements are subject to a number of known and unknown risks, uncertainties and other factors, many of which are beyond our ability to control or predict, which may cause actual events to be materially different from those expressed or implied herein. The Company has provided additional information about the risks facing our business in its most recent annual report on Form 10-K, and any subsequent periodic and current reports on Forms 10-Q and 8-K, filed by it with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made and are expressly qualified in their entirety by the cautionary statements set forth herein and in the filings with the Securities and Exchange Commission identified above, which you should read in their entirety before making an investment decision with respect to our securities. We undertake no obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Contact:

The Equity Group

Kalle Ahl, CFA

T: (212) 836-9614

kahl@equityny.com